                                                                    Exhibit 99.4


-----------------------------
Subscription Number


-----------------------------               --------------------------------                     ----------------------------
Shares of eMerge Interactive                Share Subscription Offer                             Record Date Shares
Eligible to Subscribe



                         SAFEGUARD SUBSCRIPTION PROGRAM
--------------------------------------------------------------------------------
                            EMERGE INTERACTIVE, INC.
                                SUBSCRIPTION FORM













The shareholder named above has the right to purchase, pursuant to the terms and conditions of the Safeguard Subscription Program, the number of fully paid and non-assessable shares of common stock, $.01 par value, of eMerge Interactive, Inc. indicated above at a subscription price that will be determined as outlined below. THE SAFEGUARD SUBSCRIPTION PROGRAM WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME ON THE FOURTH BUSINESS DAY AFTER THE INITIAL PUBLIC OFFERING PRICE IS DETERMINED. As described in the preliminary prospectus accompanying this Subscription Form, each holder of at least 100 shares of Safeguard Scientifics, Inc. common stock may subscribe for one share of eMerge Interactive common stock for every 10 shares of Safeguard Scientifics common stock held as of October 20, 1999, in any account, rounded upward. THE MINIMUM SUBSCRIPTION THAT WE WILL ACCEPT IS FOR 10 SHARES OF EMERGE INTERACTIVE PER ANY INDIVIDUAL ACCOUNT. Therefore, holders with accounts containing fewer than 100 shares of Safeguard common stock as of October 20, 1999, will not be able to subscribe for shares of eMerge Interactive. The right to participate in this program and purchase shares of eMerge Interactive is nontransferable except involuntarily by operation of law (e.g. death or certain dissolutions). Should an involuntary transfer occur by operation of law, please contact ChaseMellon Shareholder Services, L.L.C., the agent for the program, by telephone at 800-777-3674 for appropriate instructions.

The subscription price per share under the program will be the same price that all investors will pay in eMerge Interactive's initial public offering. The price per share will be determined by negotiations between eMerge Interactive and the underwriters of the offering. The factors to be considered in these negotiations are described in the preliminary prospectus accompanying this Subscription Form. eMerge Interactive currently anticipates that its initial public offering price will be determined in January 2000 but various factors could hasten or delay this determination. Time will not permit eMerge Interactive to notify you directly of the subscription price and the expiration date for this offering, but Safeguard Scientifics will take the actions described in the accompanying preliminary prospectus to publicize this information.

No offer to buy securities can be accepted, and no part of the subscription price can be received, until the initial public offering price has been determined and the registration statement, of which the preliminary prospectus accompanying this Subscription Form is a part, has been declared effective. Any Subscription Forms or payments received before then will be returned to you. All persons electing to subscribe for shares of eMerge Interactive, Inc. must complete the Election to Purchase on the reverse side of this Subscription Form and return the Subscription Form, together with full payment of the subscription price, to ChaseMellon at the addresses on the back of this Subscription Form. Safeguard will decide all questions as to the validity, form, eligibility, and acceptance of subscriptions, and Safeguard reserves the absolute right to reject any subscriptions not properly submitted. Safeguard also may reject any subscription if the acceptance of the subscription would be unlawful. Once the Subscription Form and payment have been received and accepted, your subscription may not be revoked by you. THE SUBSCRIPTION FORM AND FULL PAYMENT OF THE SUBSCRIPTION PRICE MUST BE RECEIVED BY CHASEMELLON NO LATER THAN 5:00 P.M. NEW YORK CITY TIME ON THE FOURTH BUSINESS DAY AFTER THE INITIAL PUBLIC OFFERING PRICE IS DETERMINED. CHASEMELLON WILL NOT HONOR ANY SUBSCRIPTIONS RECEIVED AFTER THAT TIME AND DATE. If you do not wish to subscribe for shares, you do not need to return this Subscription Form. Before completing and returning this Subscription Form, you are urged to read carefully the preliminary prospectus mailed to you with this Subscription Form for a more complete explanation of the offering and for information about eMerge Interactive. If eMerge Interactive cancels the initial public offering, you will have no rights to purchase shares of eMerge Interactive and any funds previously submitted by you will be returned. eMerge Interactive and/or Safeguard also may cancel or modify, in whole or in part, the Safeguard Subscription Program.

YOU SHOULD NOT RETURN THIS SUBSCRIPTION FORM OR DELIVER ANY PAYMENT UNTIL AFTER EMERGE INTERACTIVE HAS DETERMINED ITS INITIAL PUBLIC OFFERING PRICE. ANY SUBSCRIPTION FORMS OR PAYMENT RECEIVED BEFORE THEN WILL BE RETURNED TO YOU. Once the initial public offering price has been determined, Safeguard will take the actions described in the preliminary prospectus to publicize the subscription price and the date by which you must respond to the offer that has been made to you under this program. If you wish to subscribe for shares at that time, you should complete this Subscription Form and deliver payment of the subscription price to ChaseMellon. CHASEMELLON MUST RECEIVE THE PROPERLY COMPLETED AND SIGNED SUBSCRIPTION FORM AND FULL PAYMENT OF THE SUBSCRIPTION PRICE BY 5:00 P.M. NEW YORK CITY TIME ON THE FOURTH BUSINESS DAY AFTER EMERGE INTERACTIVE DETERMINES ITS INITIAL PUBLIC OFFERING PRICE. CHASEMELLON WILL STOP ACCEPTING SUBSCRIPTION FORMS AFTER THAT TIME AND DATE. Once the Subscription Form and payment have been received and accepted, your subscription may not be revoked by you. We suggest, for your protection, that you deliver the completed Subscription Form and payment of the subscription price to ChaseMellon Shareholder Services, L.L.C. by overnight or express mail courier, or by facsimile transmission and wire transfer. The addresses for ChaseMellon are as follows:

By Hand Delivery:                               By Overnight Delivery/Express Mail Courier
ChaseMellon Shareholder Services, L.L.C.        ChaseMellon Shareholder Services, L.L.C.
Attn:  Reorganization Dept.                     Attn:  Reorganization Dept.
120 Broadway, 13th Floor                        85 Challenger Road, Mail Drop -- Reorg
New York, NY  10271                             Ridgefield Park, NJ 07660

By Facsimile Transmission and Wire Transfer:
ChaseMellon Shareholder Services, L.L.C.        Wire to:    The Chase Manhattan Bank, New York, NY
Facsimile Transmission:    (201) 296-4293       ABA #       021000021
To confirm fax, call:      (201) 296-4860       Attention:  ChaseMellon Shareholder Services
                                                Account:    Reorg Account 323-859577
                                                For:        Safeguard Scientifics, Inc./eMerge Interactive
                                                Reference:  FBO[insert your name as it appears on the reverse side of this form]

                    SUBSCRIPTION FORM -- ELECTION TO PURCHASE

Subject to the terms and conditions of the Safeguard Subscription Program described in the preliminary prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to purchase shares of common stock of eMerge Interactive, Inc. as indicated below.

Number of shares purchased(1)                                                               (NOTE:
                                                               ---------------------        SHARE MINIMUM REQUIRED
                                                                                            IN EACH ACCOUNT)(2)
Per share subscription price                                  $
                                                               ---------------------

Payment submitted
(payable to ChaseMellon Shareholder Services, L.L.C.) (3)     $
                                                               ---------------------


1 You may only purchase up to the number of shares specified on the reverse side of this form. If the amount submitted is not sufficient to pay the subscription price for all shares that are stated to be purchased, or if the number of shares being purchased is not specified, the number of shares purchased will be assumed to be the maximum number that could be purchased upon payment of such amount. Any remaining amount will be returned to the purchaser.

2  Any order for less than the minimum purchase requirement will be rejected.

3 The subscription price must be paid by valid check or money order in U.S. dollars payable to ChaseMellon Shareholder Services, L.L.C. or by wire transfer as described above. The payment submitted should equal the total shares purchased multiplied by the per share subscription price.

SHARES OF COMMON STOCK OF EMERGE INTERACTIVE, INC. WILL BE ISSUED PROMPTLY FOLLOWING THE EXPIRATION OF THE SAFEGUARD SUBSCRIPTION PROGRAM. The shares will be registered in the same manner set forth on the face of this Subscription Form. If your shares are held in joint ownership, all joint owners must sign this election to purchase. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If signing for a corporation, an authorized officer must sign and provide title. If signing for a partnership, an authorized partner must sign and indicate title.

Please provide a telephone number at which you can be reached in the event that we have questions regarding the information that you have supplied.

Daytime Telephone Number            (     )
                                             -----------------------------------

Evening Telephone Number            (     )
                                             -----------------------------------


                       (IF JOINTLY OWNED, BOTH MUST SIGN)

                                                              SIGNATURE(S):
Dated:                                      , 2000                         -------------------------------------------------
      --------------------------------------

                                                                           -------------------------------------------------


                                                              NOTE: The above signature(s) must correspond with the name(s) as written upon the face of this Subscription Form in every
                                                              particular without alteration.

                               SUBSTITUTE FORM W-9
   DEPARTMENT OF THE TREASURY, INTERNAL REVENUE SERVICE -- PAYER'S REQUEST FOR
          TAXPAYER IDENTIFICATION NUMBER (TIN) FAILURE TO COMPLETE THIS
           FORM MAY SUBJECT YOU TO 31% FEDERAL INCOME TAX WITHHOLDING.

Part 1:  PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER IN THE SPACE        TIN
PROVIDED AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW                           ------------------------------------------
                                                                                    Social Security or
                                                                                    Employer Identification Number

                                                                                Part 2: Check the box if you are awaiting a TIN [ ]

Part 3: CERTIFICATION -- UNDER PENALTIES OF PERJURY, I CERTIFY THAT (1) the number shown on this form is my correct taxpayer identification number (or a TIN has not issued to me but I have mailed or delivered an application to receive a TIN or intend to do so in the near future), (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding, and (3) all other information provided on this form is true, correct and complete.

Dated:                     , 2000      SIGNATURE:
      ---------------------                      -------------------------------

You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).